Exhibit 10.25

BAKBONE SOFTWARE INCORPORATED

AMENDMENT TO

STAND-ALONE RESTRICTED STOCK UNIT AWARD AGREEMENT

This Amendment to the Stand-Alone Restricted Stock Unit Award Agreement (the “Amendment”) is made and entered into as of the last date completed below, by and between Doug Lindroth (the “Grantee”) and Bakbone Software Incorporated (the “Company”).

RECITALS

WHEREAS, the Company and the Grantee entered into the Stand-Alone Restricted Stock Unit Award Agreement with an April 27, 2006 Date of Award (the “RSU Agreement”); and

WHEREAS, the Company hereby wishes to amend the RSU Agreement due to the lack of an effective Registration Statement on Form S-8 as of the next vesting date under the RSU Agreement as set forth herein.

NOW, THEREFORE, it is agreed as follows:

AGREEMENT

Effective as of the date of this Amendment:

1.    Section 3(d) of the RSU Agreement is hereby amended and restated in its entirety as follows:

“Issuance of Cash and Withholding of Shares.

(i)    First Vesting Date. If, on the second anniversary of the Vesting Commencement Date, (i) the Company does not have an effective Registration Statement on Form S-8 on file registering the issuance of the shares of Common Stock under this Section 3, (ii) the issuance of the Shares would violate Applicable Laws, or (iii) the Company’s Common Stock is not listed and eligible for trading on any established stock exchanges or national market systems, including without limitation The Toronto Stock Exchange or The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, then the Company will take one or more of the actions specified below.

(1)    Share Withholding for Continuous Service as Employee. With respect to the 150,000 Units vesting on the second anniversary of the Vesting Commencement Date, 79,316 Units will have vested in respect of the Grantee’s prior service as an Employee with the Company. In connection with the vesting of such Units, the Company shall withhold a whole number of Shares equal to the following number of Units in order to satisfy the Grantee’s minimum Tax Withholding Obligation (as defined in Section 5 below): (A) 6.2% of the 79,316

Units but no more than the whole number of Shares with a value of $6,3241 or, if less, such whole number of Shares with a value as close as possible to the employee portion of the Social Security taxes then due in respect of the vesting of 79,316 Units, but not in excess of such Social Security tax amount, plus (B) 25,738 Units2 then vesting. Any remaining portion of the Grantee’s minimum Tax Withholding Obligation not satisfied by the above Share withholding shall be satisfied by settling such number of whole Units in cash as needed to satisfy such tax withholding with any excess cash not applied to such tax withholding to be paid to the Grantee.

(2)    Issuance of Cash for Continuous Service as a Director. With respect to the 150,000 Units vesting on the second anniversary of the Vesting Commencement Date, 70,684 Units will have vested in respect of the Grantee’s Continuous Service as a Director with the Company. In connection with the vesting of such Units, 28,2743 Units then vesting will be settled in cash.

(3)    Shares. Any Units remaining after the cash or Share settlement provided in Section 3(d)(i)(1) or (2) above shall be converted into Shares that have not been registered for resale under the Securities Act of 1933, as amended or any other United States securities laws, and all such Shares shall bear the legend set forth on Exhibit A hereto.

(ii)    Later Vesting Dates. With respect to any other later vesting dates, if any of the conditions described in Section 3(d)(i) above exist at the time of such vesting, then the number of Units that will be settled in cash will be equal to a percentage of such Units that is the sum of the maximum federal and California rates of tax applicable to compensation income, or, if elected by the Grantee, by written notice to the Company provided at least ten (10) business days prior to each such vesting date, 40% of such Units. In addition, if such conditions exist at the time of vesting, then additional Units will be settled in cash equal to the percentage of such Units that is the sum of the Medicare tax rate applicable to self-employment income, plus the Social Security tax rate applicable to self-employment income (with such calculation of the percentage of Units attributable to Social Security taxes to be appropriately reduced by taking into account any compensation income paid to the Grantee by the Company during the portion of the calendar year preceding the relevant vesting date and applying the Social Security wage base limit, if any, in effect for such year for purposes of such calculation). Any resulting fractional Units also will be settled in cash. Any remaining Units will be settled in whole Shares, and all such Shares shall bear the legend set forth on Exhibit A hereto.

1        Such amount represents 6.2% Social Security tax on $102,000 of wages, the 2008 calendar year limit on wages subject to Social Security taxes.

2         Represents 32.45% of the 79,316 Units then vesting and rounding down to the nearest whole Unit. Such percentage represents the 1.45% Medicare tax on compensation income, the 25% federal flat-rate withholding on supplemental wages and the 6.0% California withholding rate on supplemental wages.

3        Represents 40% of the 70,684 Units then vesting, rounding up to the nearest whole Unit. Such percentage represents the rate of estimated taxes requested by the Grantee.

All cash payments under this Section 3(d) will be made no later than five (5) business days following the applicable vesting dates. Such cash payments may be applied by the Company in satisfaction of any applicable tax withholding obligations of the Company attributable to the vesting of the Units, or otherwise. All issuances of Shares under this Section 3(d) will be delivered to the Grantee no later than thirty (30) business days following the applicable vesting dates.”

2.	The remainder of the RSU Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment.

BAKBONE SOFTWARE INCORPORATED

By: /s/ JAMES JOHNSON	Dated: April 24, 2008
Name: JAMES JOHNSON
Its: PRES/CEO

DOUG LINDROTH

/s/ DOUG LINDROTH	Dated: April 24, 2008

Exhibit A

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OFFERED FOR SALE, TRANSFER OR ASSIGNMENT UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO THE ISSUER OF THESE SECURITIES, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.